Exhibit 99.1

Contacts:	David A. Slack, CFO
Sharon Ah Sam, Assistant to the CFO
(708) 867-9600

STRATOS INTERNATIONAL ANNOUNCES THIRD QUARTER RESULTS

CHICAGO (March 3, 2004) - Stratos International, Inc., (NASDAQ: STLW) a leading provider of optoelectronic, fiber optic, and radio frequency (RF) microwave subsystems and components today announced financial results for its third quarter ended January 31, 2004.

The Company completed the acquisition of Sterling Holding Company on November 6, 2003 as previously announced. The financial results for the third quarter of fiscal 2004 include Sterling’s operating results from that date.

Sales for the third quarter of fiscal year 2004 were $16.0 million, which included $8.6 million in sales from the product lines acquired with Sterling. Sales revenues were at the high end of the range provided by management on the Company’s second quarter conference call held on December 3, 2003. By comparison, the Company reported sales of $7.1 million for the second quarter, and $8.1 million for the third quarter of fiscal year 2003. The Company also recorded license fees and royalty income of $396,000 in the third quarter of fiscal year 2004.

The net loss for the third quarter of fiscal 2004, based on generally accepted accounting principles (GAAP), was $5.4 million, or $0.40 per share, which included a net operating profit of $533,000 from the product lines acquired with Sterling. By comparison, the Company reported a net loss of $9.3 million or $1.27 per share for the third quarter of fiscal 2003, and a net loss of $7.5 million or $1.02 per share for the second quarter of fiscal 2004.

Sales for the nine months ended January 31, 2004 were $29.7 million, compared to $29.9 million for the same period last year. License fees and royalty income for the first nine months was $1.0 million. The net loss for the first nine months ended January 31, 2004, based on generally accepted accounting principles (GAAP), was $20.2 million or $2.14 per share compared to $57.7 million or $7.90 per share for the same period last year.

Jim McGinley, CEO of Stratos remarked, “The positive impact of the Sterling acquisition was reflected in the third quarter’s operating results. This combined with the benefits realized from the consolidation and reorganization of our optical product groups has positioned the Company with the operating leverage required to return to profitability. Telecom and Enterprise markets showed signs of renewed activity this quarter with an increase in orders from first tier OEMs. Military needs for information is rising as the transition to digital communications has created significant opportunities for Stratos’ advanced harsh environment fiber optic end-to-end solutions.”

NON-GAAP FINANCIAL RESULTS

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. A detailed reconciliation of the non-GAAP results to GAAP results is provided in the “NON-GAAP Condensed Consolidated Statements of Operations” schedules below.

The non-GAAP net loss for the third quarter of fiscal 2004, which excludes a reserve for excess and obsolete inventory and a reserve for deferred tax assets, was $3.2 million or $0.23 per share, compared with a non-GAAP net loss of $3.5 million or $0.48 per share for the third quarter of fiscal 2003, and compared with a non-GAAP net loss of $4.1 million or $0.55 per share for the second quarter of fiscal 2004.

The non-GAAP net loss for the first nine months, which excludes restructuring charges for severance pay and related costs, other restructuring costs, a reserve for excess and obsolete inventory, a reserve for deferred tax assets and a gain from the sale of our Bandwidth semiconductor business unit, was $11.3 million or $1.20 per share, compared with a non-GAAP net loss of $16.4 million or $2.25 per share for the same period last year.

WEBCAST/CONFERENCE CALL

Stratos International will host a live audio webcast and conference call on Wednesday, March 3, 2004 at 5:00 pm EST. Investors and other interested parties may listen to the live webcast by visiting the investor relations section of the Stratos International website at www.stratoslightwave.com. James W. McGinley and David A. Slack will discuss the Company’s earnings and operations. A replay of the conference call will be available for 48 hours beginning at 7:00 pm EST. The replay number is 1-800-642-1687 with a replay number is 1-800-642-1687 with a conference ID of 5516589. A webcast replay will also be available on the Company’s website.

ABOUT STRATOS INTERNATIONAL

Stratos International, Inc., with headquarters in Chicago, develops, manufactures and sells optical subsystems, fiber optic components and electronic interconnect components for high data rate networking, data storage, military, harsh environment, television/broadcast, video and telecommunication markets and applications.

This press release contains predictions, estimates and other forward-looking statements regarding anticipated revenue growth, customer orders, manufacturing capacity and financial performance. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; the Company’s dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in the Company’s annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.

For additional information contact Stratos International at 7444 W. Wilson Ave., Chicago, IL USA 60706-4549; Tel: 708.867.9600. Fax: 708.867.0996. Website: www.stratoslightwave.com.

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STRATOS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,

	2004	2003	2004	2003

Revenue:
Net sales	$16,034	$8,109	$29,716	$29,884
License fees and royalties	396	3,269	1,016	3,800

Total	16,430	11,378	30,732	33,684
Costs and expenses:
Cost of products sold	12,608	11,462	28,105	38,664
Research and development	2,054	5,265	6,754	20,896
Sales and marketing	2,429	1,362	5,274	5,656
General and administrative	4,883	2,920	11,356	10,126

Total costs and expenses	21,974	21,009	51,489	75,342
Loss from operations	(5,544)	(9,631)	(20,757)	(41,658)
Investment income	168	293	592	931

Loss before income taxes	(5,376)	(9,338)	(20,165)	(40,727)
Income taxes	—	—	—	—

Loss before cumulative effect of a change in accounting principle	(5,376)	(9,338)	(20,165)	(40,727)
Cumulative effect of a change in accounting principle	—	—	—	(16,982)

Net loss	(5,376)	(9,338)	(20,165)	(57,709)
Deduct Series B Preferred Dividend Requirement	(55)	—	(55)	—

Net loss available to common shares	$(5,431)	$(9,338)	$(20,220)	$(57,709)

Net loss per share available to common shares, basic and diluted :
Before cumulative effect of a change in accounting principle	$(0.40)	$(1.27)	$(2.14)	$(5.57)
Cumulative effect of a change in accounting principle	$—	$—	$—	$(2.33)

Net loss	$(0.40)	$(1.27)	$(2.14)	$(7.90)
Preferred stock dividend requirement	$—	$—	$(0.01)	$—

Net loss per share available to common shares	$(0.40)	$(1.27)	$(2.15)	$(7.90)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,

	2004	2003	2004	2003

Weighted average number of Common Shares outstanding:
Basic	13,507,019	7,339,626	9,421,278	7,309,472
Diluted	13,507,019	7,339,626	9,421,278	7,309,472

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STRATOS INTERNATIONAL, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,

	2004	2003	2004	2003

Revenue:
Net sales	$16,034	$8,109	$29,716	$29,884
License fees and royalties	396	3,269	1,016	3,800

Total	16,430	11,378	30,732	33,684
Costs and expenses:
Cost of products sold	12,491	9,172	26,485	30,821
Research and development	2,054	4,195	6,278	16,546
Sales and marketing	2,430	1,336	5,239	5,476
General and administrative	4,882	2,839	12,167	9,147

Total costs and expenses	21,857	17,542	50,169	61,990
Loss from operations	(5,427)	(6,164)	(19,436)	(28,306)
Investment income	168	293	592	931

Loss before income taxes	(5,259)	(5,871)	(18,844)	(27,375)
Provision (credit) for income taxes	(2,104)	(2,348)	(7,538)	(10,949)

Net loss	(3,155)	(3,523)	(11,307)	(16,426)
Deduct Series B Preferred Dividend Requirement	(55)	—	(55)	—

Net loss available to common shares	$(3,210)	$(3,523)	$(11,362)	$(16,426)

Net loss per share available to common shares, basic and diluted	$(0.23)	$(0.48)	$(1.20)	$(2.25)
Preferred stock dividend requirement	$(0.01)	$—	$(0.01)	$—

Net loss per share available to common shares	$(0.24)	$(0.48)	$(1.21)	$(2.25)

Weighted average number of Common Shares outstanding:
Basic	13,507,019	7,339,626	9,421,278	7,309,472
Diluted	13,507,019	7,339,626	9,421,278	7,309,472

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STRATOS INTERNATIONAL, INC.
A reconciliation between net loss on a GAAP basis and non-GAAP net loss is as follows

(unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,

	2004	2003	2004	2003

GAAP loss before cumulative effect of a change in accounting principle	$(5,376)	$(9,338)	$(20,165)	$(57,709)
Cost of Goods Sold:
Net changes, inventory reserve	117	459	1,294	5,322
Restructuring cost -Severance pay and related cost	—	158	271	847
Impairment of certain fixed assets	—	1,673	—	1,673
Other restructuring costs	—	—	56	—

Total non-GAAP COGS adjustments	117	2,290	1,621	7,842
R&D Expenses:
Restructuring cost -Severance pay and related cost	—	291	474	835
Write-off of purchased in process R&D	—	—	—	—
Impairment of certain fixed assets	—	780	—	3,515
Other restructuring costs	—	—	—	—

Total non-GAAP R&D adjustments	—	1,071	474	4,350
Selling Expenses:
Restructuring cost -Severance pay and related cost	—	6	37	159
Other restructuring costs	—	20	—	20

Total non-GAAP Selling adjustments	—	26	37	179
Administration Expenses:
Restructuring cost -Severance pay and related cost	—	11	131	830
Gain on sale of business unit	—	—	(1,233)	—
Impairment of goodwill	—	—	—	16,982
Other restructuring costs	—	69	290	151

Total non-GAAP Admin. adjustments	—	80	(812)	17,963
Deferred income tax valuation reserve	2,104	2,348	7,538	10,949

Non-GAAP net loss	(3,155)	(3,523)	(11,307)	(16,426)

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STRATOS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 31,	April 30,

	2004	2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,101	$43,649
Short term investments	24,388	17,879
Accounts receivable - net	11,499	7,701
Inventories	15,474	7,794
Recoverable income taxes	4,974	2,391
Prepaid expenses	1,817	2,083

TOTAL CURRENT ASSETS	76,253	81,497
PROPERTY, PLANT AND EQUIPMENT	103,395	93,667
Less allowances for depreciation	70,631	67,415

NET PROPERTY, PLANT AND EQUIPMENT	32,764	26,252
OTHER ASSETS	41,673	16,863

TOTAL ASSETS	150,690	124,612

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts and notes payable	$8,596	$5,063
Current portion of long-term debt	2,519	6,331
Other current liabilities	6,929	5,006

TOTAL CURRENT LIABILITIES	18,044	16,400
OTHER LIABILITIES
Long term debt	1,313	298
Deferred Income Taxes	14,590	6,519
Minority Interest	204	350
REDEEMABLE PREFERRED STOCK	5,000	—
SHAREHOLDERS’ EQUITY
Preferred Stock	—	—
Common Stock	135	74
Paid in capital	315,372	284,254
Retained earnings (deficit)	(203,628)	(183,406)
Other shareholders’ equity	(340)	123

TOTAL SHAREHOLDERS’ EQUITY	111,539	101,045

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$150,690	$124,612